Exhibit 10.37

Amendment No. 2 to Services Agreement

This amendment, dated July 1, 2023 (this “Amendment”) amends the Services Agreement, dated, March 16, 2023 (the “Original Agreement” and as modified by this Amendment, the “Agreement”), between VIKASA Capital Partners LLC (“we” or “VIKASA”) and Stardust Power Inc. on behalf of itself and its affiliated entities (“you” or “Client”) related to VIKASA providing services related to capital markets advisory including capital raising and a potential special purpose acquisition company (“SPAC”) combination. Capitalized terms used, but not otherwise defined, in this Amendment shall have the respective meanings ascribed to them in the Original Agreement and identical terms defined in this Amendment and in the Original Agreement shall have the respective meanings ascribed to them herein. The Original Agreement was executed pursuant to the Agreement, dated March 16, 2023, between VIKASA Capital Partners LLC and Stardust Power, Inc. (the “Agreement”).

Except as modified by this Amendment, all terms and conditions of the Original Agreement shall continue in full force and effect and be unaffected by this Amendment.

Scope of services

In addition to the services set out in the Original Agreement, VIKASA will provide accounting, tax, and financial reporting assistance, on an ad hoc basis, in connection with the Company’s contemplated transactions including, but not limited to, the acquisition of assets from third-parties, the formation of new entities, and a potential merger with a Special Purpose Acquisition Company (“SPAC”) (collectively, the “Transactions”). We shall perform the additional services (such additional services, together with the services described in the Original Agreement, the “Services.”)

Fees

The terms and conditions of the Agreement address our fees and expenses generally. In addition to the fees and expenses described in the Original Agreement, our fees and expenses for the additional services described in this Amendment shall be based on a time and material basis. The fees will be invoiced. We expect a range of $30,000 to $100,000 for the services contemplated.

Your obligation to pay our fees and expenses is not contingent upon the results of the Services or the consummation of any transaction.

[Signature Page to Follow]

In witness whereof, the parties have executed this Amendment as of the date set forth above.

VIKASA Capital Partners LC

By:	/s/ Anupam Agarwal
Anupam Agarwal
Director

Stardust Power Inc.

By:	/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer